SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT is made this 9th day of August, 1999, between XCEL CAPITAL, LLC a Georgia limited liability company, ("XCEL"), ELAINE MARTIN, an individual ("Martin"), and INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation ("IFT").

                              W I T N E S S E T H:

     WHEREAS, XCEL and Martin are, respectively, the holders of notes dated October 20, 1998 and October 21, 1998 issued by The Network Connection, Inc., a Georgia corporation with principal executive offices at 1324 Union Hill Road, Alpharetta, Georgia 30201 ("TNC") having an aggregate face value of $350,000 (the "Series D Notes"), and which have aggregate accrued interest, redemption premiums, and other amounts due thereon totaling $127,750 (the "Redemption Premium");

     WHEREAS, TNC as lessor and XCEL Investments, LLC as lessee are parties to that certain Lease Agreement and Leased Product Agreement, each dated November 4, 1997 (collectively, the "Equipment Lease");

     WHEREAS, TNC as Payee and XCEL Investments, LLC, as Obligor are parties to that certain note dated September 4, 1997 in the original face amount of One Hundred Thousand Dollars ($100,000) (the "XCEL Note");

     WHEREAS, there is approximately Twenty-One Thousand Dollars ($21,000) of accrued interest due on the XCEL Note; and

     WHEREAS, IFT has agreed to purchase the Series D Notes in exchange for a total of 105,000 shares of the Class A Common Stock of IFT, par value $.01 per share (the "Common Stock") and the assignment to XCEL without recourse of the Equipment Lease and the endorsement to XCEL without recourse of the XCEL Note.

     NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     I. PURCHASE AND SALE OF SERIES D NOTES

     A. Transaction. XCEL and Martin hereby severally agree to sell to IFT, and IFT agrees to purchase from XCEL and Martin, the Series D Notes (including all principal and the Redemption Premium, having an aggregate balance due of $477,750), in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the information set forth on Schedule A hereto.

     B. Purchase Price; Form of Payment. The consideration for the Series D Notes to be purchased by IFT shall be 105,000 shares of Common Stock payable to XCEL and Martin as set forth on Schedule A attached hereto, and the assignment to XCEL without recourse of the Equipment Lease and the endorsement to XCEL without recourse of the XCEL Note.

     II. XCEL AND MARTIN'S REPRESENTATIONS AND WARRANTIES

     XCEL and Martin severally represent and warrant to IFT as follows:

     A. XCEL and Martin are each acquiring the Common Stock for their own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

     B. XCEL and Martin are each (i) experienced in making investments of the kind contemplated by this Agreement, (ii) capable, by reason of their respective business and financial experience, of evaluating the relative merits and risks of an investment in the Common Stock, and (iii) able to afford the loss of their investment in the Common Stock.

     C. XCEL and Martin each understand that the Common Stock is being offered and sold by IFT in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that IFT is relying upon the accuracy of, and XCEL and Martin's compliance with, XCEL and Martin's respective representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of XCEL and Martin to purchase the Common Stock.

     D. XCEL and Martin have each been furnished with or provided access to all materials relating to the business, financial position and results of operations of IFT and TNC, and all other materials requested by XCEL and Martin to enable them to each make an informed investment decision with respect to the Common Stock and the Series D Notes.

     E. XCEL and Martin acknowledge that they have each been furnished with copies of IFT's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998, IFT's Quarterly Report on Form 10-QSB for the fiscal quarters ended January 31, 1999 and April 30, 1999, IFT's Schedule 13D dated May 11, 1999; and all other reports and documents heretofore filed by IFT with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since April 30, 1999 (collectively the "Commission Filings"). XCEL and Martin also acknowledge that they have each been furnished with copies of TNC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998; TNC's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999; and all other reports and documents heretofore filed by TNC with the Commission pursuant to the Securities Act and the Exchange Act, since December 31, 1998.

     F. XCEL and Martin each acknowledge that in making their decision to acquire the Common Stock they have each been given an opportunity to ask questions of and to receive answers from IFT's and TNC's respective executive officers, directors and management personnel concerning the business and affairs of IFT and TNC, respectively.

     G. XCEL and Martin each understand that the Common Stock has not been approved or disapproved by the Commission or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Common Stock and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

     H. This Agreement has been duly and validly authorized, executed and delivered by XCEL and Martin and is a valid and binding agreement of both XCEL and Martin enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     I. Neither XCEL nor Martin nor their affiliates nor any person acting on the behalf of XCEL or Martin have the intention of entering, or will enter into, prior to the closing, any put option, short position or other similar instrument or position with respect to the Common Stock and neither XCEL nor Martin nor any of their affiliates nor any person acting on the behalf of XCEL or Martin will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

     J. XCEL owns the Series D Notes acquired from Sara Ann and Robert E. Benninger, Jr. and from Will D. Brantley on April 13, 1999 and April 23, 1999, respectively, for value and in good faith. XCEL and Martin have good, marketable, and unencumbered title to their respective Series D Notes, free and clear of all liens, security interests, pledges, claims, options, and rights of others. There are no restriction on XCEL and Martin's right to transfer the Series D Notes to IFT pursuant to the terms of this Agreement. None of the Series D Notes have been modified or amended. The Series D Notes are binding obligations of TNC, in full force and effect, and enforceable in accordance with their terms and the amounts set forth in Schedule A are a true, complete, and accurate statement of the amounts due under the Series D Notes as of the date hereof.

     K. XCEL is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Georgia with its principal place of business at 5500 Interstate North Parkway, Suite 515, Atlanta, GA 30328. Martin resides at 2274 E. Yunsoo Big Canoe, Jasper, GA 30143. XCEL and Martin each have the power to acquire the Common Stock pursuant to the terms hereof. XCEL was not organized for the purpose of acquiring the Common Stock.

     L. XCEL understands and acknowledges that by virtue of the non-recourse assignment of the Equipment Lease and the non-recourse endorsement of the XCEL Note, respectively, and further by virtue of the General Release contemplated to be delivered at Closing pursuant to Section VII. C, XCEL shall have no recourse against IFT or TNC in connection with either such instrument.

     III. IFT'S REPRESENTATIONS AND WARRANTIES

     IFT represents and warrants to and covenants and agrees with XCEL and Martin as follows:

     A. Capitalization. The authorized capital stock of IFT consists of 40,000,000 shares of Common Stock, of which 5,744,699 shares are outstanding on the date hereof and 5,000,000 shares of Preferred Stock, of which 3,000 Series A Preferred Shares are outstanding on the date hereof. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Common Stock has been duly and validly authorized, and when issued by IFT, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

     B. Organization; Reporting IFT Status. IFT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of IFT or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

     C. Authority; Validity and Enforceability. IFT has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement to be dated and delivered at Closing as referred to in Section VIII. F (collectively, the "Transaction Documents"), and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to XCEL and Martin of the Common Stock). The execution, delivery and performance by IFT of the Transaction Documents, and the consummation by IFT of the transactions contemplated hereby and thereby, has been duly authorized by all necessary corporate action on the part of IFT. Each Transaction Document constitutes a valid and binding obligation of IFT enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Common Stock has been duly and validly authorized for issuance by IFT and, when executed and delivered by IFT, will be valid and binding obligations of IFT enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     D. Non-contravention. The execution and delivery by IFT of the Transaction Documents, the issuance of the Common Stock, and the consummation by IFT of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by IFT of any of the terms or provisions of, or constitute a default (or an event which, with notice, passage of time or both, would constitute a default) under (i) the Certificate of Incorporation or By-laws of IFT or (ii) except for such conflict, breach or default which would not have a Material Adverse Effect, any indenture, mortgage, deed of trust or other material agreement or instrument to which IFT is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over IFT or any of IFT's properties or assets.

     E. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by IFT for the issuance of the Common Stock to XCEL and Martin as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by IFT prior to the date hereof.

     F. Commission Filings. None of the Commission Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     G. Absence of Certain Changes. Except as disclosed in the Commission Filings, since October 31, 1998, there has not occurred any change, event or development in the business, financial condition, or results of operations of IFT constituting, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

     H. Securities Law Matters. Based in part on the representations and warranties of XCEL and Martin set forth in Article II hereof, the offer and issuance by IFT of the Common Stock pursuant to the terms of this Agreement is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and
(ii) the registration and/or qualification provisions of all applicable United States state securities and "blue sky" laws. IFT shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action, so as to make unavailable the exemption from the Securities Act registration being relied upon by IFT for the issuance to XCEL and Martin of the Common Stock as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by IFT or any of its officers, directors or Affiliates in connection with the offer or sale of the Common Stock as contemplated by this Agreement or any other agreement to which IFT is a party.

     I. Adequacy of Consideration. The Board of Directors of IFT has determined that the consideration to be received for the Common Stock to be issued pursuant to the terms of this Agreement is adequate in accordance with Section 153 of the Delaware General Corporation Law.

     IV. COVENANTS AND ACKNOWLEDGMENTS.

     A. Restrictive Legend. XCEL and Martin acknowledge and agree that, upon issuance pursuant to this Agreement, the Common Stock shall have endorsed thereon legends in substantially the following forms:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION

         REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

         THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

     B. Filings. IFT shall make all necessary SEC and "blue sky" filings required to be made by IFT in connection with the issuance of the Common Stock to XCEL and Martin as required by all applicable laws, and shall provide a copy thereof to XCEL and Martin promptly after such filing.

     VI. CLOSING.

     The date and time of the closing pursuant to this Agreement (the "Closing Date") shall be August 12, 1999 at 11:00 a.m. local time or such other time as shall be mutually agreed upon in writing at the offices of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, 1735 Market Street, Philadelphia, PA 19103.

     VII. CONDITIONS TO IFT'S OBLIGATIONS.

     IFT's obligation to close hereunder is conditioned upon the following, any of which may be waived by IFT:

     A. The accuracy in all material respects on the Closing Date of the representations and warranties of XCEL and Martin contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by XCEL and Martin in all material respects on or before the Closing Date of their respective covenants and agreements of XCEL and Martin required to be performed by each of them pursuant to this Agreement on or before the Closing Date;

     B. The absence of any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

     C. IFT's receipt of (1) a duly executed Irrevocable Proxy from each of XCEL and Martin in form and substance satisfactory to IFT; (2) a duly executed Allonge to Secured Promissory Note from TNC in form and substance satisfactory to IFT; (3) a duly executed Registration Rights Agreement in form and substance satisfactory to IFT; (4) Series D Notes duly endorsed to the order of IFT; (5) a duly executed General Release in form and substance satisfactory to IFT from each of XCEL and Martin in form and substance satisfactory to IFT; (6) a duly executed Put and Call Agreement with each of XCEL and Martin in form and substance satisfactory to IFT; and (7) a Mutual Release between TNC and First Atlanta Financial Group, LLC in form and substance satisfactory to IFT.

     VIII. CONDITIONS TO XCEL and Martin'S OBLIGATIONS.

     XCEL and Martin's obligation to close hereunder is conditioned upon the following, any of which may be waived by XCEL and Martin severally:

     A. The receipt by XCEL and Martin, respectively, of one or more certificates (registered in its or her name, respectively) evidencing the Common Stock to be acquired by XCEL and Martin, respectively, pursuant to this Agreement, as set forth on Schedule A attached hereto.

     B. The accuracy in all material respects on the Closing Date of the representations and warranties made by IFT in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by IFT in all material respects on or before the Closing Date of all covenants and agreements of IFT required to be performed by it pursuant to this Agreement on or before the Closing Date.

     C. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock of IFT on NASDAQ, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof.

     D. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and forseeably would have a Material Adverse Effect.

     E. The absence of any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

     F. XCEL's and Martin's receipt of (1) a duly executed Registration Rights Agreement in form and substance satisfactory to them and (2) a duly executed Put and Call Agreement in form and substance satisfactory to them.

     G. XCEL's receipt of an Assignment of the Equipment Lease without recourse and the XCEL Note duly endorsed to the order of XCEL without recourse and a Mutual Release between TNC and First Atlanta Financial Group, LLC in form and substance satisfactory to XCEL.

     IX. SURVIVAL; INDEMNIFICATION.

     A. The representations, warranties and covenants made by each of IFT, XCEL and Martin in this Agreement, and any annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by either of them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one year. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

     B. IFT hereby agrees to indemnify and hold harmless XCEL, Martin, their respective affiliates and their respective officers, directors, partners and members (collectively, the "XCEL Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse XCEL Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by XCEL Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact or breach of any of IFT's representations or warranties contained in this Agreement, the exhibits hereto or any instrument, agreement or certificate entered into or delivered by IFT pursuant to this Agreement; or

     2. any failure by IFT to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the exhibits hereto or any instrument, agreement or certificate entered into or delivered by IFT pursuant to this Agreement.

     C. XCEL and Martin hereby agree severally to indemnify and hold harmless IFT, its Affiliates and their respective officers, directors, partners and members (collectively, the "IFT Indemnitees"), from and against any and all Losses, and agrees to reimburse IFT Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by IFT Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact, or breach of any of XCEL or Martin's representations or warranties contained in this Agreement, the exhibits hereto or any instrument, agreement or certificate entered into or delivered by XCEL and Martin pursuant to this Agreement; or

     2. any failure by XCEL or Martin to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by XCEL or Martin pursuant to this Agreement.

     D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section IX (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section IX is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel (together with appropriate local counsel) and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate (i) due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or
(ii) if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party and which can not be presented by counsel to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x),
(y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

     X. GOVERNING LAW: MISCELLANEOUS.

     This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Philadelphia or the state courts of Commonwealth of Pennsylvania sitting in the City of Philadelphia in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement have been inserted for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     XI. NOTICES. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, by facsimile with confirmation back if followed promptly by first class mail, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                  (1)      if to XCEL:

                           5500 Interstate North Parkway
                           Suite 515
                           Atlanta, GA 30328

                  (2)      if to Elaine Martin:

                           2274 E. Yunsoo
                           Big Canoe
                           Jasper, GA 30143

                   (3)     if to IFT:

                           Interactive Flight Technologies, Inc.
                           222 N. 44th Street
                           Phoenix, AZ 85034
                           Attention: Irvin L. Gross

                           with a copy to:
                           Mesirov Gelman Jaffe Cramer Jamieson, LLP
                           1735 Market Street
                           Suite 3800
                           Philadelphia, PA 19103-7598
                           Attn: Steven B. King, Esquire

IFT, Martin or XCEL may change their respective foregoing address for notices by notice given pursuant to this Article XI.

     XII. CONFIDENTIALITY. Each of IFT, XCEL and Martin agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act).

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                  INTERACTIVE FLIGHT TECHNOLOGIES, INC.

                                  By:
                                      ------------------------------
                                      Name:
                                      Title:


                                  XCEL CAPITAL, LLC

                                  By:
                                      ------------------------------
                                      Name:
                                      Title:


                                                                 (SEAL)
                                  ------------------------------
                                  Elaine Martin

                                   SCHEDULE A


                                 Shares of Class A             Face Amount of                Redemption
                                  Common Stock of              Series D Notes                Premium to
     Holder                      IFT to be Received                 Held                   August 12, 1999                Total Due
     ------                      ------------------            --------------              ---------------                ---------
XCEL Capital, LLC                      75,000                     $250,000                    $ 91,250                     $341,250

Elaine Martin                          30,000                     $100,000                    $ 36,500                     $136,500
                                       ------                     --------                     -------                     --------

Totals                                105,000                     $350,000                    $127,750                     $477,750
------                                -------                     --------                    --------                     --------
